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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  MAY 8, 1997



                        BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-28060                                           84-1166231
(Commission File No.)                          (IRS Employer Identification No.)

                               5181 WARD ROAD
                           WHEAT RIDGE, CO  80033
            (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (303) 422-8200
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ITEM 5.  OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On May 8, 1997, BOLDER issued a press release concerning the Company's receipt of a commitment for equipment financing and withdrawal of its secondary offering. The press release read in full as follows:


         "BOLDER TECHNOLOGIES CORPORATION RECEIVES COMMITMENT FOR $8 MILLION EQUIPMENT FINANCING CREDIT LINE; CONCURRENTLY WITHDRAWS REGISTRATION STATEMENT FOR EQUITY OFFERING

                 DENVER, May 8/PRNewswire/--BOLDER Technologies Corporation (Nasdaq-NNM: BOLD), developer and manufacturer of advanced, high power rechargeable batteries based on its patented Thin Metal Film (TMF (TM)) technology, today announced it has signed a commitment letter with Transamerica Business Credit Corporation to provide up to $8 million for the financing of BOLDER's first state-of-the-art, high volume manufacturing line.

                 This transaction increased BOLDER's credit line with Transamerica to $13 million. The Company previously announced that it had secured a credit line from Transamerica of up to $5 million for the financing of tenant improvements in BOLDER's new 120,000-square-foot manufacturing facility and corporate headquarters in Golden, Colo. In addition, Transamerica requested and was granted a "Right of First Refusal" with respect to the next $15 million of equipment financing by BOLDER.

                 'These financings should allow BOLDER to continue its near-term growth and expansion plans,' said Joseph F. Fojtasek, chief financial officer. 'Equipment financing is currently a more attractive alternative than selling equity securities. Consequently, we have withdrawn our registration statement filed February 13, 1997.'

                 'We are pleased to provide financing that will enable BOLDER to bring its products into the marketplace,' said Gerald A. Michaud, senior vice president - marketing for Transamerica Business Credit Corporation - Technlogy Finance Division. 'We are excited to be able to help BOLDER realize its business opportunity.'





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                 The Company continues to make steady progress toward
                 completion of the testing and qualification of its first production line being built by Wright Industries, a leading developer of high speed automated manufacturing lines. Upon qualification, the production line will be disassembled and shipped to BOLDER's facility where it will be reassembled, tested and requalified for high volume production. The line will be housed in the Company's new manufacturing facility, which is nearing completion.

                 Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including manufacturing risks and risks of the proposed expansion, product development, and the uncertainty of market acceptance, as well as the other risks detailed from time to time in the Company's SEC filings, including the Company's February 13, 1997 Prospectus, the Company's Annual Report and Form 10-KSB for the year ended December 31, 1996, and the Company's reports on Form 8-K filed January 3 and February 5, 1997.

                 Headquartered in the Denver suburb of Wheat Ridge, BOLDER Technologies Corporation is an energy technology company that is developing and commercializing advanced, high power, rechargeable battery systems based on its patented TMF technology. The Company's TMF technology uses proven lead-acid electrochemistry in a proprietary configuration that has higher power density than any commercially available rechargeable battery. BOLDER Technologies believes that high power and other performance characteristics of the TMF Technology offer a number of advantages over existing batteries for a wide range of current and future applications."

BOLDER wishes to caution readers that the Company will not receive the proceeds from the equipment financing credit line until the legal documentation for the transaction is completed. While the Company currently believes that there is no reason why the documentation will not be completed in a timely manner satisfactory to the Company, if the Company is unable to complete the transaction, the impact could be material. In addition, BOLDER wishes to caution readers that the risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission, including the report on Form 10-KSB for the year ended December 31, 1996, its registration statement on Form SB-2 filed on February 13, 1997, and the reports on Form 8-K filed on January 3, 1997, February 5, 1997 and March 17, 1997, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER and could otherwise affect, the Company's business, results of operations and financial condition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 8, 1997            BOLDER TECHNOLOGIES CORPORATION



                               By:   /s/ Joseph F. Fojtasek
                                     ------------------------------------------
                                     Joseph F. Fojtasek
                                     Vice President and Chief Financial Officer
                                     (Principal Financial and Accounting
                                     Officer)